Exhibit 99.1

Visa Inc. Reports Fiscal Third Quarter 2014 Net Income of $1.4 billion or $2.17 per Diluted Share

Foster City, CA, July 24, 2014 – Visa Inc. (NYSE: V) today announced financial results for the Company’s fiscal third quarter 2014. Net income for the quarter was $1.4 billion, an increase of 11% over the prior year, or $2.17 per share, an increase of 15% over the prior year. All references to earnings per share assume fully-diluted class A share count unless otherwise noted.

Net operating revenue in the fiscal third quarter of 2014 was $3.2 billion, an increase of 5% nominally or 7% on a constant dollar basis over the prior year, driven by solid growth in service revenue and data processing revenues. The strengthening of the U.S. dollar versus the prior year quarter negatively impacted net operating revenue growth by 2 percentage points.

“We are pleased to report 15% earnings per share growth in the face of a continued, subdued global economy,” said Charlie Scharf, Chief Executive Officer of Visa Inc. “As expected, revenue growth was affected by a strong U.S. dollar and tepid growth from cross-border transactions. More importantly, global payments volume and processed transactions remained healthy and strong. While some of the headwinds will likely continue in the short-term, we are confident our investments in products such as Visa Checkout, new technologies like tokenization, and new relationships with financial institutions and merchants will continue to drive double-digit revenue growth over the long-term.”

Fiscal Third Quarter 2014 Financial Highlights:

Payments volume growth, on a constant dollar basis, for the three months ended March 31, 2014, on which fiscal third quarter service revenue is recognized, was 12% over the prior year at $1.1 trillion.

Payments volume growth, on a constant dollar basis, for the three months ended June 30, 2014, was 11% over the prior year at $1.2 trillion.

Cross-border volume growth, on a constant dollar basis, was 7% for the three months ended June 30, 2014.

Total processed transactions, which represent transactions processed by VisaNet, for the three months ended June 30, 2014, were 16.7 billion, an 11% increase over the prior year.

Fiscal third quarter 2014 service revenues were $1.4 billion, an increase of 9% over the prior year, and are recognized based on payments volume in the prior quarter. All other revenue categories are recognized based on current quarter activity. Data processing revenues rose 11% over the prior year to $1.3 billion. International transaction revenues grew 1% over the prior year to $860 million. Other revenues, which include the Visa Europe licensing fee, were $195 million, an increase of 9% over the prior year. Client incentives, which are a contra revenue item, were $638 million and represent 16.8% of gross revenues.

1

Total operating expenses were $1.1 billion for the quarter, a 3% decrease over the prior year, primarily related to a reduction in personnel, marketing expense and professional fees.

The effective tax rate was 33.0% for the quarter ended June 30, 2014.

Cash, cash equivalents, and available-for-sale investment securities were $6.8 billion at June 30, 2014.

The weighted-average number of diluted shares of class A common stock outstanding was 628 million for the quarter ended June 30, 2014.

Notable Events:

During the three months ended June 30, 2014, the Company repurchased 5.6 million shares of class A common stock, at an average price of $207.13 per share, using $1.2 billion of cash on hand. At June 30, 2014, the Company had $1.9 billion of remaining funds, authorized by the board of directors, available for share repurchase under the current program.

On July 23, 2014, the board of directors declared a quarterly cash dividend of $0.40 per share of class A common stock (determined in the case of class B and class C common stock on an as-converted basis) payable on September 3, 2014, to all holders of record of the Company’s class A, class B and class C common stock as of August 15, 2014.

Financial Outlook:

Visa Inc. affirms its financial outlook for the following metrics for fiscal full-year 2014:

•	Annual operating margin: Low to mid 60s; and

•	Annual free cash flow: About $5 billion.

Visa Inc. updates its financial outlook for the following metrics for fiscal full-year 2014:

•	Annual net revenue growth: Constant revenue growth in the 9-10% range, with an expectation of two percentage points of negative foreign currency impact;

•	Client incentives as a percent of gross revenues: Around 17%;

•	Tax rate: 30-31% range; and

•	Annual diluted class A common stock earnings per share growth: 17.5-18.5% range.

Fiscal Third Quarter 2014 Earnings Results Conference Call Details:

Visa’s executive management team will host a live audio webcast beginning at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss the financial results and business highlights. All interested parties are invited to listen to the live webcast at http://investor.visa.com. A replay of the webcast will be available on the Visa Investor Relations website for 30 days. Investor information, including supplemental financial information, is available on Visa Inc.’s Investor Relations website at http://investor.visa.com.

2

About Visa

Visa is a global payments technology company that connects consumers, businesses, financial institutions, and governments in more than 200 countries and territories to fast, secure and reliable electronic payments. We operate one of the world’s most advanced processing networks — VisaNet — that is capable of handling more than 47,000 transaction messages a second, with fraud protection for consumers and assured payment for merchants. Visa is not a bank and does not issue cards, extend credit or set rates and fees for consumers. Visa’s innovations, however, enable its financial institution customers to offer consumers more choices: pay now with debit, ahead of time with prepaid or later with credit products. For more information, visit usa.visa.com/about-visa, visacorporate.tumblr.com and @VisaNews.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are identified by words such as “believes,” “estimates,” “expects,” “intends,” “may,” “projects,” “could,” “should,” “will,” “will continue” and other similar expressions. Examples of forward-looking statements include, but are not limited to, statements we make about our revenue, client incentives, operating margin, earnings per share, free cash flow, tax rate and the growth of those items.

By their nature, forward-looking statements: (i) speak only as of the date they are made; (ii) are not statements of historical fact or guarantees of future performance; and (iii) are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from our forward-looking statements due to a variety of factors, including the following:

•	the impact of laws, regulations and marketplace barriers, including:

•	rules capping debit interchange reimbursement rates and expanding financial institutions’ and merchants’ choices among debit payment networks promulgated under the Dodd-Frank Wall Street Reform and Consumer Protection Act;

•	increased regulation in jurisdictions outside of the United States and in other product categories;

•	increased government support of national payment networks outside the United States; and

•	increased regulation on consumer privacy, data use and security;

•	developments in litigation and government enforcement, including those affecting interchange reimbursement fees, antitrust and tax;

•	new lawsuits, investigations or proceedings, or changes to our potential exposure in connection with pending lawsuits, investigations or proceedings;

•	economic factors, such as:

•	economic fragility in the Eurozone and in the United States;

•	general economic, political and social conditions in mature and emerging markets globally;

•	material changes in cross-border activity, foreign exchange controls and fluctuations in currency exchange rates; and

•	material changes in our financial institution clients’ performance compared to our estimates;

3

•	industry developments, such as competitive pressure, rapid technological developments, and disintermediation from our payments network;

•	system developments, such as:

•	disruption of our transaction processing systems or the inability to process transactions efficiently;

•	account data breaches or increased fraudulent or other illegal activities involving Visa-branded cards or payment products; and

•	failure to maintain systems interoperability with Visa Europe;

•	costs arising if Visa Europe were to exercise its right to require us to acquire all of its outstanding stock;

•	the loss of organizational effectiveness or key employees;

•	the failure to integrate acquisitions successfully or to effectively develop new products and businesses;

•	natural disasters, terrorist attacks, military or political conflicts, and public health emergencies; and

various other factors, including those contained in our Annual Report on Form 10–K for the year ended September 30, 2013 and our other filings with the U.S. Securities and Exchange Commission. You should not place undue reliance on such statements. Except as required by law, we do not intend to update or revise any forward–looking statements as a result of new information, future developments or otherwise.

Contacts:

Investor Relations: Jack Carsky or Victoria Hyde-Dunn, 650-432-7644, ir@visa.com

Media Relations: Paul Cohen, 650-432-2990, globalmedia@visa.com

4

VISA INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30, 2014	September 30, 2013
	(in millions, except par value data)
Assets
Cash and cash equivalents	$2,058	$2,186
Restricted cash — litigation escrow	1,105	49
Investment securities:
Trading	86	75
Available-for-sale	1,920	1,994
Income tax receivable	26	142
Settlement receivable	775	799
Accounts receivable	824	761
Customer collateral	936	866
Current portion of client incentives	221	282
Deferred tax assets	830	481
Prepaid expenses and other current assets	244	187

Total current assets	9,025	7,822
Investment securities, available-for-sale	2,798	2,760
Client incentives	84	89
Property, equipment and technology, net	1,772	1,732
Other assets	828	521
Intangible assets, net	11,427	11,351
Goodwill	11,741	11,681

Total assets	$37,675	$35,956

Liabilities
Accounts payable	$101	$184
Settlement payable	1,307	1,225
Customer collateral	936	866
Accrued compensation and benefits	398	523
Client incentives	902	919
Accrued liabilities	610	613
Accrued litigation	1,060	5

Total current liabilities	5,314	4,335
Deferred tax liabilities	4,170	4,149
Other liabilities	905	602

Total liabilities	10,389	9,086

Equity
Preferred stock, $0.0001 par value, 25 shares authorized and none issued	—	—
Class A common stock, $0.0001 par value, 2,001,622 shares authorized, 496 and 508 shares issued and outstanding at June 30, 2014 and September 30, 2013, respectively	—	—
Class B common stock, $0.0001 par value, 622 shares authorized, 245 shares issued and outstanding at June 30, 2014 and September 30, 2013	—	—
Class C common stock, $0.0001 par value, 1,097 shares authorized, 25 and 27 shares issued and outstanding at June 30, 2014 and September 30, 2013, respectively	—	—
Additional paid-in capital	18,393	18,875
Accumulated income	8,909	7,974
Accumulated other comprehensive income (loss), net:
Investment securities, available-for-sale	58	59
Defined benefit pension and other postretirement plans	(68)	(60)
Derivative instruments classified as cash flow hedges	(5)	23
Foreign currency translation adjustments	(1)	(1)

Total accumulated other comprehensive (loss) income, net	(16)	21

Total equity	27,286	26,870

Total liabilities and equity	$37,675	$35,956

VISA INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2014	2013	2014	2013
	(in millions, except per share data)
Operating Revenues
Service revenues	$1,417	$1,298	$4,298	$3,967
Data processing revenues	1,321	1,191	3,819	3,456
International transaction revenues	860	854	2,622	2,490
Other revenues	195	179	558	533
Client incentives	(638)	(521)	(1,824)	(1,641)

Total operating revenues	3,155	3,001	9,473	8,805

Operating Expenses
Personnel	463	493	1,379	1,433
Marketing	228	252	659	640
Network and processing	127	117	379	346
Professional fees	82	103	234	282
Depreciation and amortization	109	101	323	291
General and administrative	126	108	354	322
Litigation provision	—	(1)	—	3

Total operating expenses	1,135	1,173	3,328	3,317

Operating income	2,020	1,828	6,145	5,488
Non-operating income	10	5	29	3

Income before income taxes	2,030	1,833	6,174	5,491
Income tax provision	670	608	1,809	1,703

Net income	$1,360	$1,225	$4,365	$3,788

Basic earnings per share
Class A common stock	$2.17	$1.89	$6.91	$5.76

Class B common stock	$0.91	$0.79	$2.91	$2.42

Class C common stock	$2.17	$1.89	$6.91	$5.76

Basic weighted-average shares outstanding
Class A common stock	496	515	500	524

Class B common stock	245	245	245	245

Class C common stock	26	28	26	29

Diluted earnings per share
Class A common stock	$2.17	$1.88	$6.89	$5.74

Class B common stock	$0.91	$0.79	$2.90	$2.41

Class C common stock	$2.17	$1.88	$6.89	$5.74

Diluted weighted-average shares outstanding
Class A common stock	628	651	633	660

Class B common stock	245	245	245	245

Class C common stock	26	28	26	29

VISA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended June 30,
	2014	2013
	(in millions)
Operating Activities
Net income	$4,365	$3,788
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Amortization of client incentives	1,824	1,641
Share-based compensation	130	139
Excess tax benefit for share-based compensation	(82)	(64)
Depreciation and amortization of property, equipment, technology and intangible assets	323	291
Deferred income taxes	(358)	1,562
Other	10	42
Change in operating assets and liabilities:
Income tax receivable	116	(421)
Settlement receivable	24	(5)
Accounts receivable	(55)	(56)
Client incentives	(1,775)	(1,700)
Other assets	(434)	(310)
Accounts payable	(86)	5
Settlement payable	82	98
Accrued and other liabilities	273	351
Accrued litigation	1,055	(4,384)

Net cash provided by operating activities	5,412	977

Investing Activities
Purchases of property, equipment, technology and intangible assets	(326)	(333)
Investment securities, available-for-sale:
Purchases	(1,842)	(2,789)
Proceeds from sales and maturities	1,863	1,767
Acquisition, net of cash received of $25	(134)	—
Purchases of / contributions to other investments	(3)	(3)
Proceeds / distributions from other investments	—	4

Net cash used in investing activities	(442)	(1,354)

Financing Activities
Repurchase of class A common stock	(3,362)	(4,054)
Dividends paid	(758)	(653)
(Return to) payments from litigation escrow account—retrospective responsibility plan	(1,056)	4,383
Cash proceeds from exercise of stock options	81	98
Restricted stock and performance-based shares settled in cash for taxes	(85)	(64)
Excess tax benefit for share-based compensation	82	64
Payment for earn-out related to PlaySpan acquisition	—	(12)
Principal payments on capital lease obligations	—	(6)

Net cash used in financing activities	(5,098)	(244)

Decrease in cash and cash equivalents	(128)	(621)
Cash and cash equivalents at beginning of year	2,186	2,074

Cash and cash equivalents at end of period	$2,058	$1,453

Supplemental Disclosure
Income taxes paid, net of refunds	$1,943	$478
Non-cash accruals related to purchases of property, equipment, technology and intangible assets	$42	$27

VISA INC.

FISCAL 2014 AND 2013 QUARTERLY RESULTS OF OPERATIONS

(UNAUDITED)

	Fiscal 2014 Quarter Ended			Fiscal 2013 Quarter Ended
	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
	(in millions)
Operating Revenues
Service revenues	$1,417	$1,462	$1,419	$1,385	$1,298
Data processing revenues	1,321	1,234	1,264	1,186	1,191
International transaction revenues	860	871	891	899	854
Other revenues	195	183	180	183	179
Client incentives	(638)	(587)	(599)	(680)	(521)

Total operating revenues	3,155	3,163	3,155	2,973	3,001

Operating Expenses
Personnel	463	446	470	499	493
Marketing	228	245	186	236	252
Network and processing	127	120	132	122	117
Professional fees	82	77	75	130	103
Depreciation and amortization	109	107	107	106	101
General and administrative	126	120	108	129	108
Litigation provision	—	—	—	—	(1)

Total operating expenses	1,135	1,115	1,078	1,222	1,173

Operating income	2,020	2,048	2,077	1,751	1,828
Non-operating income	10	13	6	15	5

Income before income taxes	2,030	2,061	2,083	1,766	1,833
Income tax provision	670	463	676	574	608

Net income	$1,360	$1,598	$1,407	$1,192	$1,225

Operational Performance Data

The tables below provide information regarding the available operational results for the 3 months ended June 30, 2014, as well as the prior four quarterly reporting periods and the 12 months ended June 30, 2014 and 2013, for cards carrying the Visa, Visa Electron and Interlink brands. Also included is a table with information on the number of billable transactions processed on Visa Inc.’s CyberSource network.

1. Branded Volume and Transactions

The tables present total volume, payments volume, and cash volume, and the number of payments transactions, cash transactions, accounts and cards for cards carrying the Visa, Visa Electron and Interlink brands. Card counts include PLUS proprietary cards. Nominal and constant dollar growth rates over prior years are provided for volume-based data.

	For the 3 Months Ended June 30, 2014
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit
Asia Pacific	$487	6.8%	9.3%	$337	11.0%	12.2%	3,832	$150	-1.7%	3.1%	908
Canada	64	0.0%	7.1%	59	0.7%	7.8%	623	5	-8.0%	-1.5%	12
CEMEA	277	5.2%	14.0%	65	18.6%	27.3%	1,398	212	1.6%	10.5%	1,192
LAC	266	-1.3%	9.7%	101	0.5%	12.6%	2,405	165	-2.3%	8.0%	1,013
US	748	9.1%	9.1%	627	9.8%	9.8%	12,221	122	5.7%	5.7%	939

Visa Inc.	1,843	6.0%	9.9%	1,190	9.2%	11.5%	20,480	653	0.5%	7.1%	4,064
Visa Credit Programs
US	$316	12.0%	12.0%	$303	12.2%	12.2%	3,572	$13	8.3%	8.3%	16
International	487	5.3%	9.7%	440	6.8%	10.9%	5,373	47	-6.9%	-0.4%	183

Visa Inc.	803	7.9%	10.6%	743	9.0%	11.4%	8,945	60	-4.1%	1.3%	199
Visa Debit Programs
US	$432	7.1%	7.1%	$323	7.7%	7.7%	8,649	$109	5.4%	5.4%	923
International	607	2.8%	11.0%	123	15.4%	23.1%	2,886	484	0.0%	8.3%	2,942

Visa Inc.	1,039	4.5%	9.3%	447	9.7%	11.6%	11,535	592	0.9%	7.7%	3,865

	For the 3 Months Ended March 31, 2014
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$481	7.0%	11.5%	$327	10.8%	14.9%	3,574	$153	-0.3%	5.0%	878	642	738
Canada	57	0.8%	10.3%	52	0.7%	10.1%	552	5	2.3%	11.9%	11	34	44
CEMEA	252	4.1%	14.1%	59	16.4%	28.0%	1,252	194	0.9%	10.5%	1,105	306	307
LAC	250	-4.7%	11.4%	95	-4.0%	13.9%	2,367	155	-5.1%	9.9%	984	411	439
US	690	8.0%	8.0%	575	8.5%	8.5%	11,140	115	5.2%	5.2%	876	568	733

Visa Inc.	1,729	4.9%	10.4%	1,108	8.0%	11.8%	18,885	622	-0.2%	7.9%	3,854	1,960	2,261
Visa Credit Programs
US	$281	10.2%	10.2%	$269	10.6%	10.6%	3,148	$12	1.4%	1.4%	14	215	289
International	463	4.9%	12.2%	417	5.9%	13.2%	5,069	46	-3.9%	4.1%	176	474	533

Visa Inc.	744	6.8%	11.5%	687	7.7%	12.2%	8,217	57	-2.8%	3.6%	191	688	822
Visa Debit Programs
US	$409	6.5%	6.5%	$305	6.8%	6.8%	7,992	$103	5.6%	5.6%	861	353	444
International	577	1.4%	11.9%	115	13.1%	24.8%	2,677	461	-1.1%	9.0%	2,802	919	994

Visa Inc.	985	3.5%	9.6%	421	8.4%	11.2%	10,668	565	0.0%	8.4%	3,663	1,272	1,438

Operational Performance Data

	For the 3 Months Ended December 31, 2013
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$493	7.5%	12.7%	$339	8.3%	14.2%	3,677	$154	5.8%	9.5%	890	622	721
Canada	66	-0.1%	5.5%	62	-0.2%	5.5%	609	5	0.3%	6.0%	11	33	43
CEMEA	286	9.4%	13.3%	62	23.2%	28.7%	1,233	223	6.0%	9.6%	1,176	300	300
LAC	287	1.9%	10.8%	110	5.5%	15.9%	2,506	177	-0.2%	7.8%	1,066	407	437
US	706	7.8%	7.8%	591	8.5%	8.5%	11,590	115	4.3%	4.3%	895	564	727

Visa Inc.	1,838	6.7%	10.3%	1,164	8.3%	11.5%	19,615	674	3.9%	8.1%	4,038	1,926	2,228
Visa Credit Programs
US	$300	9.3%	9.3%	$288	9.6%	9.6%	3,447	$12	2.6%	2.6%	16	216	288
International	502	5.1%	11.5%	450	5.7%	12.5%	5,294	53	0.4%	4.1%	196	472	531

Visa Inc.	802	6.6%	10.7%	737	7.2%	11.3%	8,740	65	0.8%	3.8%	213	688	819
Visa Debit Programs
US	$406	6.7%	6.7%	$303	7.5%	7.5%	8,143	$103	4.5%	4.5%	879	348	439
International	630	6.7%	12.2%	124	18.1%	24.7%	2,731	506	4.2%	9.5%	2,947	890	970

Visa Inc.	1,036	6.7%	10.0%	427	10.4%	11.9%	10,875	609	4.3%	8.6%	3,826	1,238	1,409

	For the 3 Months Ended September 30, 2013
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$464	8.2%	13.6%	$314	8.5%	14.7%	3,558	$150	7.5%	11.2%	854	610	710
Canada	65	4.6%	9.4%	60	4.8%	9.6%	602	5	2.3%	7.0%	12	32	41
CEMEA	265	12.2%	16.1%	57	26.8%	32.7%	1,121	207	8.8%	12.2%	1,120	296	294
LAC	259	1.6%	11.8%	98	4.4%	16.0%	2,348	161	0.0%	9.4%	998	403	431
US	692	9.3%	9.3%	575	10.3%	10.3%	11,402	117	4.8%	4.8%	928	545	713

Visa Inc.	1,745	8.0%	11.8%	1,105	9.6%	13.0%	19,030	640	5.4%	9.8%	3,912	1,886	2,189
Visa Credit Programs
US	$290	10.9%	10.9%	$277	11.0%	11.0%	3,324	$12	8.2%	8.2%	16	210	285
International	470	6.3%	12.9%	420	6.9%	14.0%	5,138	50	1.8%	5.1%	196	468	526

Visa Inc.	760	8.0%	12.2%	697	8.5%	12.8%	8,462	63	3.0%	5.7%	212	678	811
Visa Debit Programs
US	$402	8.2%	8.2%	$298	9.6%	9.6%	8,077	$104	4.4%	4.4%	912	335	428
International	582	7.9%	13.9%	109	17.7%	24.9%	2,491	473	5.9%	11.6%	2,788	873	949

Visa Inc.	984	8.0%	11.5%	407	11.7%	13.3%	10,568	577	5.6%	10.3%	3,700	1,208	1,377

Operational Performance Data

	For the 3 Months Ended June 30, 2013

	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$456	10.6%	12.9%	$304	9.7%	13.5%	3,354	$152	12.4%	11.6%	818	592	692
Canada	64	5.1%	5.8%	59	5.5%	6.2%	568	5	0.7%	1.3%	11	31	40
CEMEA	263	13.4%	15.7%	55	28.1%	31.6%	1,047	208	10.0%	12.1%	1,147	291	289
LAC	270	9.4%	11.8%	101	13.1%	16.9%	2,305	169	7.4%	9.0%	975	401	430
US	686	10.4%	10.4%	571	11.3%	11.3%	11,217	115	5.8%	5.8%	906	538	702

Visa Inc.	1,739	10.5%	11.8%	1,089	11.4%	12.9%	18,491	650	9.0%	9.9%	3,857	1,853	2,153
Visa Credit Programs
US	$282	10.1%	10.1%	$270	10.0%	10.0%	3,187	$12	11.6%	11.6%	15	206	280
International	463	8.2%	11.4%	412	8.7%	12.3%	4,915	51	4.2%	4.3%	199	466	525

Visa Inc.	745	8.9%	10.9%	682	9.3%	11.4%	8,102	63	5.5%	5.7%	214	672	805
Visa Debit Programs
US	$404	10.6%	10.6%	$300	12.5%	12.5%	8,031	$103	5.2%	5.2%	891	332	422
International	591	12.6%	14.0%	107	23.9%	25.9%	2,359	484	10.4%	11.6%	2,752	848	926

Visa Inc.	994	11.8%	12.5%	407	15.3%	15.6%	10,389	587	9.4%	10.3%	3,643	1,180	1,348

Operational Performance Data

	For the 12 Months Ended June 30, 2014
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit
Asia Pacific	$1,925	7.3%	11.7%	$1,319	9.6%	14.0%	14,641	$606	2.7%	7.1%	3,530
Canada	253	1.3%	7.9%	233	1.5%	8.1%	2,386	20	-1.0%	5.5%	46
CEMEA	1,079	7.7%	14.3%	244	21.1%	29.1%	5,004	836	4.3%	10.7%	4,593
LAC	1,062	-0.6%	10.9%	403	1.6%	14.6%	9,626	659	-1.9%	8.7%	4,060
US	2,836	8.6%	8.6%	2,368	9.3%	9.3%	46,352	468	5.0%	5.0%	3,638

Visa Inc.	7,155	6.4%	10.6%	4,566	8.8%	11.9%	78,010	2,589	2.4%	8.2%	15,868
Visa Credit Programs
US	$1,187	10.6%	10.6%	$1,138	10.9%	10.9%	13,491	$49	5.1%	5.1%	63
International	1,923	5.4%	11.6%	1,727	6.3%	12.6%	20,873	196	-2.1%	3.2%	751

Visa Inc.	3,110	7.3%	11.2%	2,865	8.1%	11.9%	34,364	245	-0.8%	3.6%	814
Visa Debit Programs
US	$1,649	7.1%	7.1%	$1,230	7.9%	7.9%	32,861	$419	5.0%	5.0%	3,575
International	2,396	4.7%	12.2%	472	16.0%	24.4%	10,784	1,924	2.2%	9.6%	11,479

Visa Inc.	4,045	5.6%	10.1%	1,702	10.0%	12.0%	43,646	2,344	2.7%	8.7%	15,054

	For the 12 Months Ended June 30, 2013
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$1,793	9.9%	11.5%	$1,203	9.9%	12.0%	12,850	$591	9.9%	10.4%	3,020	592	692
Canada	249	4.6%	4.3%	229	5.3%	4.9%	2,146	20	-2.6%	-2.8%	43	31	40
CEMEA	1,003	14.6%	17.8%	201	27.7%	32.1%	3,687	801	11.7%	14.7%	4,435	291	289
LAC	1,068	5.8%	13.7%	397	9.0%	18.4%	9,097	671	4.0%	11.0%	3,856	401	430
US	2,613	4.4%	4.4%	2,167	4.8%	4.8%	42,557	446	2.1%	2.1%	3,531	538	702

Visa Inc.	6,726	7.5%	9.4%	4,197	7.6%	9.0%	70,337	2,529	7.3%	10.1%	14,884	1,853	2,153
Visa Credit Programs
US	$1,073	9.5%	9.5%	$1,026	9.8%	9.8%	12,140	$47	4.0%	4.0%	61	206	280
International	1,824	7.8%	10.5%	1,624	8.7%	11.7%	18,967	200	1.1%	1.5%	766	466	525

Visa Inc.	2,897	8.4%	10.1%	2,650	9.1%	10.9%	31,106	247	1.6%	2.0%	826	672	805
Visa Debit Programs
US	$1,540	1.0%	1.0%	$1,140	0.8%	0.8%	30,417	$399	1.8%	1.8%	3,470	332	422
International	2,289	11.0%	15.2%	406	19.6%	24.4%	8,814	1,883	9.3%	13.4%	10,588	848	926

Visa Inc.	3,829	6.8%	8.8%	1,547	5.1%	5.8%	39,231	2,282	7.9%	11.0%	14,058	1,180	1,348

Operational Performance Data

Footnote

The preceding tables present regional total volume, payments volume and cash volume, and the number of payments transactions, cash transactions, accounts and cards for cards carrying the Visa, Visa Electron and Interlink brands. Card counts include PLUS proprietary cards. Nominal and constant dollar growth rates over prior years are provided for volume-based data.

Payments volume represents the aggregate dollar amount of purchases made with cards carrying the Visa, Visa Electron and Interlink brands for the relevant period; and cash volume represents the aggregate dollar amount of cash disbursements obtained with these cards for the relevant period and includes the impact of balance transfers and convenience checks; but excludes proprietary PLUS volume. Total volume represents payments volume plus cash volume.

Visa payment products are comprised of credit and debit programs, and data relating to each program is included in the tables. Debit programs include Visa’s signature based and Interlink (PIN) debit programs.

The data presented is based on results reported quarterly by Visa’s financial institution clients on their operating certificates. Estimates may be utilized if data is unavailable. On occasion, previously presented information may be updated.

Visa’s CEMEA region is comprised of countries in Central Europe, the Middle East and Africa. Effective with the 3 months ended September 2013, Croatia moved from the CEMEA region to Visa Europe. Several European Union countries in Central Europe, Israel and Turkey are not included in CEMEA. LAC is comprised of countries in Central and South America and the Caribbean. International includes Asia Pacific, Canada, CEMEA and LAC.

Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Visa Inc. volumes are reported (“Nominal USD”). These exchange rates are calculated on a quarterly basis using the established exchange rate for each quarter. To eliminate the impact of foreign currency fluctuations against the U.S. dollar in measuring performance, Visa Inc. also reports year-over-year growth in total volume, payments volume and cash volume on the basis of local currency information (“Constant USD”). This presentation represents Visa’s historical methodology which may be subject to review and refinement.

Operational Performance Data

2. Cross Border Volume

The table below represents cross border volume growth for cards carrying the Visa, Visa Electron, Interlink and PLUS brands. Cross border volume refers to payments and cash volume where the issuing country is different from the merchant country.

Period	Growth (Nominal USD)	Growth (Constant USD)
3 Months Ended
Jun 30, 2014	6%	7%
Mar 31, 2014	5%	8%
Dec 31, 2013	11%	12%
Sep 30, 2013	9%	11%
Jun 30, 2013	11%	11%
12 Months Ended
Jun 30, 2014	8%	9%
Jun 30, 2013	9%	11%

3. Visa Processed Transactions

The table below represents transactions involving Visa, Visa Electron, Interlink and PLUS cards processed on Visa’s networks. CyberSource transactions are not included in this table, and are reported in the next section.

Period	Processed Transactions (millions)	Growth
3 Months Ended
Jun 30, 2014	16,662	11%
Mar 31, 2014	15,354	11%
Dec 31, 2013	15,985	13%
Sep 30, 2013	15,491	14%
Jun 30, 2013	14,972	14%
12 Months Ended
Jun 30, 2014	63,492	12%
Jun 30, 2013	56,554	7%

Operational Performance Data

4. CyberSource Transactions

The table below represents billable transactions processed on Visa Inc.’s CyberSource network.

Period	Billable Transactions (millions)	Growth
3 Months Ended
Jun 30, 2014	1,890	15%
Mar 31, 2014	1,859	16%
Dec 31, 2013	1,894	20%
Sep 30, 2013	1,696	24%
Jun 30, 2013	1,648	27%
12 Months Ended
Jun 30, 2014	7,340	18%
Jun 30, 2013	6,199	26%